Exhibit 99.2

Cataneo GmbH

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and December 31, 2025

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Cataneo GmbH

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	March 31, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$649,104	$292,049
Accounts receivable, net	668,415	966,666
Deferred contract fulfilment costs	603,545	614,968
Prepaid and other current assets	7,828	58,115
Total Current Assets	1,928,892	1,931,798

Property and equipment, net	32,860	28,993
Intangible assets, net	1	1
Capitalized software development costs, net	1,655,074	1,648,399
Investments	58	59
Right of use asset - operating leases	689,481	781,401
Deferred contract fulfilment costs, non-current	1,178,415	1,354,461
Other non-current assets	2,304	2,347
Deferred tax assets	278,775	301,493
Total Assets	$5,765,860	$6,048,952

Liabilities and Stockholders’ Deficit
Accounts payable and accrued expenses	$477,627	$552,345
Contract liabilities, current	1,887,650	1,802,125
Lease liability - operating lease, current	316,446	321,306
Short-term debt	121,410	221,394
Income tax payables	101,207	103,748
Other current liabilities	409,008	331,549
Total current liabilities	3,313,348	3,332,467
Contract liabilities, non-current	2,394,670	2,729,874
Lease liability - operating lease, non-current	373,036	460,095
Long-term debt	79,665	102,298
Total Liabilities	6,160,719	6,624,734

Stockholders’ Deficit
Share capital	28,295	28,295
Retained Earnings	(384,941)	(557,873)
Accumulated other comprehensive income (loss)	(38,213)	(46,204)
Total Stockholders’ Deficit	(394,859)	(575,782)
Total Liabilities and Stockholders’ Deficit	$5,765,860	$6,048,952

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Cataneo GmbH

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in U.S. Dollars)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$2,501,482	$2,416,649
Cost of revenues	(1,266,348)	(1,223,598)
Gross profit	1,235,134	1,193,051

Operating expenses:
Selling, general and administrative expenses	(684,982)	(703,371)
Research and development expenses	(327,205)	(272,127)
Total operating expenses	(1,012,187)	(975,498)
Income from operations	222,947	217,553

Other (expense) income:
Interest expense	(478)	(5,672)
Other income (expenses), net	(30,652)	(62,648)
Total other expense, net	(31,130)	(68,320)
Income before taxes	191,817	149,233

Income tax expense	(18,883)	70,492
Net income	172,934	219,725
Net income attributable to:
Parent	172,934	219,725
Noncontrolling interests	-	-
Other comprehensive income (loss):
Foreign currency translation adjustment	7,991	(24,266)
Comprehensive income	180,925	195,459

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Cataneo GmbH

Statements of Changes in Stockholders’ Deficit

For the three months ended March 31, 2026 and 2025

(Expressed in U.S. Dollars)

	Share	Retained	Accumulated Other Comprehensive Income	Total Stockholders’
	Capital	Earnings	(or Loss)	Equity
Balance Dec 31, 2024	28,295	(760,189)	38,835	(693,059)
Net Income/(loss) (attributable to parent)		219,725	-	219,725
Foreign currency translation			(24,266)	(24,266)
Balance Mar 31, 2025	28,295	(540,464)	14,569	(497,600)

Balance Dec 31, 2025	28,295	(557,873)	(46,204)	(575,782)
Net Income		172,934		172,934
Foreign currency translation			7,991	7,991
Balance, Mar 31,2026	$28,295	$(384,939)	$(38,213)	$(394,857)

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Cataneo GmbH

Statements of Cash Flows

(Expressed in U.S. Dollars)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from Operating Activities:
Net Income	$172,934	$219,725
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	139,484	117,017
Allowance for uncollected receivables	-	-
Loss on debt extinguishment	-	-
Amortization of right-to-use asset	91,920	66,328
Gain/loss sale of PPE/intangibles	-	-
Changes in current assets and current liabilities:
Accounts receivable	402,995	251,298
Other non-current assets	187,513	80,706
Deferred tax assets	20,517	(297,445)
Prepaid and other assets	50,287	59,752
Accounts payable and accrued expenses	(179,462)	(494,522)
Contract liabilities	(249,679)	1,144,992
Lease liability-current	(4,860)	(34,891)
Other current liabilities	74,918	(54,470)
Other non-current liabilities	-	-
Lease liability-non-current	(87,059)	(31,437)
Deferred tax liabilities	2,201	32,450
Net cash provided by operating activities	621,709	1,059,503

Cash flows from Investing Activities:
Purchase of property and equipment	(3,867)	(1,931)
Purchase of intangible asset	(146,159)	(209,265)
Purchase of subsidiaries, net of cash acquired	-	(379,207)
Net cash used in investing activities	(150,026)	(590,403)

Cash flows from Financing Activities:
Proceeds from loans	(99,984)	(321,553)
Repayment of loans	(22,633)	13,982
Net cash used in financing activities	(122,617)	(307,571)

Net change in cash	349,066	161,529
Cumulative translation adjustment	7,989	(11,948)
Cash, beginning of the period	292,049	85,337
Cash, end of the period	$649,104	$234,918

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Cataneo GmbH

Notes to the Financial Statements

Note 1 - Organization and Description of Business

Cataneo GmbH (the “Company”) is a limited liability company (Gesellschaft mit beschränkter Haftung, or “GmbH”) organized under the laws of Germany. The Company’s principal offices are located in Munich, Germany.

The Company is an enterprise software company that develops and provides integrated software solutions for the media and broadcasting industry. The Company’s software platforms are designed to support critical business operations, including advertising sales management, traffic and scheduling, media planning, rights management, customer relationship management, and business intelligence. The Company’s solutions enable media organizations to automate and optimize operational and financial workflows across multiple distribution channels, including television, digital, radio, print, and other multimedia platforms.

The Company’s software solutions are designed to integrate with customers’ existing technology environments and support complex, high-volume operations for broadcasters, publishers, media companies, and advertising organizations. In addition to software licensing, the Company provides implementation, customization, consulting, maintenance, technical support, and training services to customers operating in domestic and international markets.

Revenue is primarily derived from software license arrangements, maintenance and support agreements, implementation and consulting services, and other professional service contracts. The Company continues to invest in research and development to enhance its software platforms, expand product functionality, and address the evolving needs of the global media and broadcasting industry.

Note 2 - Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements include the assets, liabilities, results of operations, and cash flows of Cataneo GmbH. The Company’s functional currency is the Euro (€), and the accompanying financial statements have been translated into U.S. dollars for reporting purposes in accordance with U.S. GAAP.

Basis of consolidation

The accompanying consolidated financial statements include the accounts of Cataneo GmbH and its wholly-owned and controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, the collectibility of accounts receivable, the capitalization and useful lives of software development costs and intangible assets, impairment assessments, deferred tax assets, lease assumptions, and revenue recognition. Actual results could differ from those estimates.

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Foreign currency translation

The Company’s functional currency is the Euro (€). Assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the reporting period.

Translation adjustments resulting from the process are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are remeasured into the functional currency using the exchange rate in effect on the transaction date. Monetary assets and liabilities denominated in foreign currencies are remeasured at period-end exchange rates, and resulting gains and losses are recognized in earnings.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, deposits with financial institutions, and highly liquid investments with original maturities of three months or less when purchased. Cash equivalents are carried at cost, which approximates fair value due to their short-term maturities.

Accounts receivable, net

Accounts receivable are recorded at the invoiced amount and are presented net of an allowance for expected credit losses. The Company evaluates the collectibility of accounts receivable using historical collection experience, customer-specific risk factors, current economic conditions, and reasonable and supportable forecasts in accordance with the current expected credit loss (“CECL”) model. Amounts determined to be uncollectible are written off when all collection efforts have been exhausted. During the three months ended March 31, 2026, the Company did not record any expense related to uncollectible accounts receivable.

Advertising costs

Advertising costs are expensed as incurred. Advertising costs were $12,750 and $9,130 for the three months ended March 31, 2026 and 2025, respectively.

Deferred contract fulfillment costs

Deferred contract fulfillment costs represent incremental costs incurred to fulfill customer contracts that are expected to be recovered. These costs are capitalized when they relate directly to a contract, generate or enhance resources used to satisfy future performance obligations, and are expected to be recoverable. Deferred contract fulfillment costs are amortized on a systematic basis consistent with the transfer of the related goods or services to the customer and are periodically evaluated for impairment.

Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of advance payments for goods and services to be received within one year and other miscellaneous receivables expected to be realized within the normal operating cycle.

Property, plant and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Expenditures for maintenance and repairs are charged to expense as incurred, while major improvements are capitalized.

Intangible assets

Intangible assets consist primarily of acquired software, intellectual property, and other identifiable intangible assets. Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful lives. The Company reviews finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

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Capitalized software development costs

Software development costs incurred during the application development stage of internal-use software are capitalized in accordance with applicable U.S. GAAP. Costs incurred during the preliminary project stage and post-implementation activities are expensed as incurred.

Capitalized software development costs are amortized on a straight-line basis over their estimated useful lives once the related software is placed into service. Management periodically evaluates these assets for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable.

Right-of-use assets

The Company determines whether an arrangement contains a lease at contract inception. Right-of-use assets represent the Company’s right to use an underlying asset over the lease term and are recognized at the commencement date based on the present value of future lease payments.

Other noncurrent assets

Other noncurrent assets consist primarily of deposits and other assets expected to be realized beyond one year.

Contract liabilities

Contract liabilities represent consideration received from customers in advance of satisfying the related performance obligations. Contract liabilities are recognized as revenue as the Company satisfies its contractual performance obligations.

Lease liabilities

Lease liabilities represent the present value of future lease payments over the lease term. Lease liabilities are measured using the discount rate implicit in the lease when readily determinable or the Company’s incremental borrowing rate.

Debt

Debt is recorded at the principal amount outstanding, net of any unamortized discounts or issuance costs. Interest expense is recognized using the effective interest method.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services transfers to the customer in an amount that reflects the consideration the Company expects to receive.

The Company generates revenue primarily from software license arrangements, software maintenance and support services, implementation services, consulting services, and other professional services. The Company evaluates customer contracts to identify performance obligations and allocates the transaction price based on the relative standalone selling prices of each distinct performance obligation. Revenue is recognized either over time or at a point in time depending on the nature of the underlying performance obligation and the pattern in which control transfers to the customer.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates expected to apply in the periods in which those temporary differences reverse.

The Company evaluates the realizability of deferred tax assets and records a valuation allowance when it is more likely than not that some or all of the deferred tax assets will not be realized.

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Fair value measurements

The Company measures certain financial assets and liabilities at fair value in accordance with ASC 820, Fair Value Measurement. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities, and other short-term financial instruments approximate fair value due to their short-term maturities.

The Company did not have any financial assets or liabilities measured at fair value on a recurring basis as of March 31, 2026 or December 31, 2025.

There were no transfers between Levels 1, 2, or 3 during the three months ended March 31, 2026 and 2025.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains cash balances with reputable financial institutions and monitors the creditworthiness of its customers on an ongoing basis.

Recent accounting pronouncements

Management evaluates the impact of newly issued accounting standards and adopts those standards when required. The Company does not expect the adoption of recently issued accounting standards that are not yet effective to have a material impact on its financial statements unless otherwise disclosed.

Note 3 - Prepaid Expenses and Other Current Assets

Prepaid and other current assets consisted of the following:

	March 31, 2026	December 31, 2025
Prepaid Expenses	$-	$38,811
Receivables from employees (due within 1 year)	-	10,584
Advances and deposits	979	889
Other	2,287	246
Recoverable VAT and input tax receivables	3,771	7,585
Income tax receivable	791	-
Total prepaid expenses and other current assets	$7,828	$58,115

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Note 4 - Property, Plant and Equipment, Net

Property and equipment, net consisted of the following:

	March 31, 2026	December 31, 2025
Equipment	$-	$3,063
Furniture	-	25,930
Other tangible assets	303,002	7,706
Total	303,002	36,698
Accumulated depreciation and amortization	(270,142)	(7,706)
Property and equipment, net of accumulated depreciation and amortization	$32,860	$28,993

Depreciation expense was $10,618 and $275,305 for the three months ended March 31, 2026 and 2025, respectively.

Note 5 - Intangible Assets

Intangible assets, net, were $1 and $1 as of March 31, 2026 and December 31, 2025, respectively. The Company amortizes finite-lived intangible assets over their estimated useful lives and evaluates such assets for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

Note 6 - Capitalized Software Development Costs

Capitalized software development costs consist of costs incurred during the application development stage that qualify for capitalization. Capitalized software development costs are amortized on a straight-line basis over an estimated useful life of five years once the related software is placed into service.

	March 31, 2026	December 31, 2025
Capitalized software development costs, gross	$2,723,729	$2,691,369
Accumulated amortization	(1,068,655)	(1,042,970)
Capitalized software development costs, net	$1,655,074	$1,648,399

Amortization expense related to capitalized software development costs was $139,490 and $248,797 for the three months ended March 31, 2026 and 2025, respectively.

Note 7 - Deferred Contract Fulfillment Costs

Deferred contract fulfillment costs represent capitalized costs incurred to fulfill customer contracts and are classified as current or noncurrent based on the expected timing of amortization.

Deferred contract fulfillment costs consisted of the following:

	March 31, 2026	December 31, 2025
Current portion	$603,545	$614,968
Non-current portion	1,178,415	1,354,461
Total	$1,781,960	$1,969,429

Amortization expense related to deferred contract fulfillment costs was $153,283 and $110,655 for the three months ended March 31, 2026 and 2025, respectively.

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Note 8 - Debt

The Company’s debt consists primarily of borrowings used to finance its operations. Debt is classified as current or noncurrent based on the contractual repayment terms.

The Company maintains a working capital credit facility with Münchner Bank eG with a borrowing limit of €500,000. Borrowings under the facility bear interest at 6.75% per annum. The facility is available until further notice, subject to the terms and conditions of the credit agreement.

During 2024, the Company entered into a debt restructuring arrangement under which a portion of outstanding debt was forgiven and a portion remained payable under revised repayment terms. During 2025 and the three months ended March 31, 2026, the Company continued making scheduled repayments in accordance with the agreement, resulting in a reduction of outstanding borrowings as of March 31, 2026.

The Company has two loans with Stadtsparkasse München with original principal amounts of €350,000 and €650,000. The €350,000 loan bore interest at 1.815% per annum, required monthly principal and interest payments, and was fully repaid as scheduled on March 31, 2026. The €650,000 loan bears interest at 2.29% per annum, requires monthly principal and interest payments, and matures on May 30, 2026.

Note 9 - Leases

The Company leases office facilities, vehicles, and certain equipment under operating lease agreements. The Company recognizes right-of-use (“ROU”) assets and lease liabilities for its operating leases in accordance with ASC 842, Leases. Lease liabilities are measured at the present value of future lease payments over the lease term, and the related ROU assets are recognized based on the corresponding lease liabilities, adjusted for applicable prepaid lease payments and lease incentives.

Operating lease assets and liabilities consisted of the following:

	March 31, 2026	December 31, 2025
Operating lease right-of-use assets	$689,481	$781,401
Operating lease liabilities - current	316,446	321,306
Operating lease liabilities - non-current	373,035	460,095
Total operating lease liabilities	$689,481	$781,401

Note 10 - Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	March 31, 2026	December 31, 2025
Accounts Payable	$348,465	$346,710
Accrued compensation and related expenses	-	92,835
Accrued professional fees	-	11,924
Other accrued liabilities	129,162	100,877
Total accounts payable and accrued expenses	$477,627	$552,345

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Note 11 - Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, as described in Note 2. The Company generates revenue primarily from recurring software-as-a-service (“SaaS”) arrangements, including usage, licensing, hosting, operation, maintenance, and support services for media companies. The Company also provides implementation services and customer-specific software development and customization services.

Recurring SaaS revenue is recognized over time as customers simultaneously receive and consume the benefits of the hosted services. Management has concluded that implementation activities do not provide a distinct benefit to customers separate from the underlying SaaS services. Accordingly, implementation fees are recorded as contract liabilities and recognized as revenue over the estimated five-year customer benefit period. Customer-specific software development and customization services are evaluated on a contract-by-contract basis to determine whether revenue is recognized over time or at a point in time, depending on the nature of the underlying performance obligation.

Disaggregation of revenue

Revenue recognized based on contract type consists of the following:

	March 31, 2026	March 31, 2025
Media and advertising services	2,501,482	2,416,649
Software and technology services	$-	$-
AI and professional services	-	-
Total revenue	$2,501,482	$2,416,649

Timing of Revenue Recognition

Revenue based on timing of control transferred to the customer consists of the following:

Timing of Revenue Recognition	March 31, 2026	March 31, 2025
Performance obligations transferred over time	$2,501,482	$2,416,649

Contract Balances

Contract liabilities primarily represent implementation fees billed or collected in advance of revenue recognition. These amounts are recognized as revenue over the estimated customer benefit period as the related performance obligations are satisfied.

Contract balances consisted of the following:

	March 31, 2026	December 31, 2025
Current contract liabilities	1,887,650	1,802,125
Noncurrent contract liabilities	2,394,670	2,729,874
Total contract liabilities	$4,282,320	$4,531,998

Deferred contract fulfillment costs are discussed in Note 7. The change in contract liabilities during the three months ended March 31, 2026 primarily reflects implementation fees billed or collected in advance of the satisfaction of the related performance obligations, partially offset by amounts recognized as revenue during the period.

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Note 12 - Income Taxes

The Company accounts for income taxes in accordance with the accounting policy described in Note 2. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and tax basis of assets and liabilities.

The components of net deferred tax assets included in the accompanying balance sheets were as follows:

	March 31, 2026	December 31, 2025
Assets
Lease liability - operating lease, current	$40,666	$-
Lease liability - operating lease, non-current	47,940	-
Contract liabilities	456,174	1,494,693
Contract liabilities, non-current	-	-
Other deferred tax assets	279,838	-
Total deferred tax assets	824,618	1,494,693

Liabilities
Right of use asset - operating leases	91,203	-
Capitalized software development costs, net	218,928	543,642
Deferred contract fulfillment costs	235,713	649,518
Deferred contract fulfillment costs, non-current	-	-
Total deferred tax liabilities	545,843	1,193,160
Net deferred tax asset (liability)	$278,775	$301,493

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Note 13 - Commitments and Contingencies

The Company is party to contractual commitments entered into in the ordinary course of business. During 2025, the Company entered into an agreement with Oracle for cloud computing services with an initial contractual term of 12 months. Under the agreement, the Company is committed to purchasing Oracle Cloud service credits, which are billed quarterly in advance. Costs associated with these services are recognized as incurred in accordance with the Company’s accounting policies.

As of March 31, 2026 and December 31, 2025, management is not aware of any pending or threatened litigation, claims, or other contingencies that would require recognition or disclosure in the accompanying financial statements.

Note 14 - Related Party Transactions

During the ordinary course of business, the Company entered into transactions with related parties.

In 2021, the Company and 4e Sports & Media GmbH jointly founded Contentmarket AI GmbH to support the development of software solutions. Both parties provided financing to Contentmarket AI GmbH, and the Company provided additional funding in subsequent years to support ongoing development activities.

During 2024, the Company entered into an agreement with 4e Sports & Media GmbH to acquire a portion of 4e Sports’ outstanding loan receivable from Contentmarket AI GmbH. Under the agreement, the remaining portion of the loan and related accrued interest were waived by 4e Sports & Media GmbH, and the Company agreed to repay the acquired portion through scheduled installment payments extending through 2028. Management believes these transactions were conducted in accordance with the terms of the related agreements.

Note 15 - Subsequent Events

Subsequent events have been evaluated through September 16, 2026, which represents the date the financial statements were available to be issued, and no events have occurred through that date that would require recognition or disclosure in the unaudited, condensed consolidated financial statements.

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